    As filed with the Securities and Exchange Commission on March 21, 2007

                                                     Registration No. 333-69620

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------

                       POST-EFFECTIVE AMENDMENT NO. 6 TO

                                   FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     [LOGO]

                                   Genworth/R/
                                    Financial

                               -----------------
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

              Virginia                            63                  54-0283385
              ----                -                                   --------
  (State or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)     Classification Code)     Identification Number)

                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                               -----------------
                                Heather Harker
                 Vice President and Associate General Counsel
                  Genworth Life and Annuity Insurance Company
                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------

Approximate date of commencement of proposed sale to the public: Continuously on and after May 1, 2007.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------
                        CALCULATION OF REGISTRATION FEE


   ==========================================================================
    Title of Each
        Class         Amount   Proposed Maximum Proposed Maximum  Amount of
    of Securities     to be     Offering Price     Aggregate     Registration
   to be Registered Registered     Per Unit      Offering Price     Fee**
   --------------------------------------------------------------------------
   Guaranteed
   Fixed Annuity
   Contracts            *             *           $50,000,000        N/A
   ==========================================================================

 *The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
**Fees for registration were paid with Pre-Effective Amendment No. 1 to the
  Registration Statement filed on December 13, 2001.
                               -----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     [LOGO]

                                   Genworth/R/
                                    Financial

                    Prospectus For Single Purchase Payment
                     Modified Guaranteed Annuity Contract

                                  $50,000,000

                                  Issued by:
                  Genworth Life and Annuity Insurance Company


                            6610 West Broad Street
                           Richmond, Virginia 23230

                            Telephone: 800.352.9910


--------------------------------------------------------------------------------

This prospectus gives details about the contract that you should know before investing. Please read this prospectus carefully and keep it for future reference.

This prospectus describes a single purchase payment modified guaranteed annuity contract (the "contract") for individuals offered by Genworth Life and Annuity Insurance Company (the "Company," "we," "us," or "our"). You may purchase the contract on a non-qualified basis ("Non-Qualified Contracts") or for use with certain qualified retirement plans ("Qualified Contracts").

The contract provides a means for you to allocate a single purchase payment of $5,000 or more ($2,000 or more for Individual Retirement Accounts ("IRAs")) to our Guarantee Account for a specified investment period, known as a Guarantee Term. You select a Guarantee Term from a number of Guarantee Terms we offer at the time of your purchase payment. We typically offer Guarantee Terms ranging from 1 to 10 years, although we may not offer each of these Guarantee Terms in the future. Not all the Guarantee Terms are available in all states or in all markets. Your purchase payment will earn interest for the initial Guarantee Term you select based on the interest rates we offer at the time of your purchase payment. For any Guarantee Term, we will credit a Guaranteed Interest Rate. We may credit a different Guaranteed Interest Rate for each year of a Guarantee Term.

If you surrender your contract or withdraw any portion of your Contract Value before the end of a Guarantee Term, we may assess a surrender charge on the amount you withdraw. We may apply a Market Value Adjustment to the proceeds paid in connection with any withdrawal or transfer. We may also apply a Market Value Adjustment in determining your Annuity Commencement Value. Under certain conditions, you may withdraw earned interest without a surrender charge or Market Value Adjustment. Withdrawals of interest will be subject to income tax and may be subject to a 10% tax penalty if taken before age 59 1/2.

On the Annuity Date, we will apply your Annuity Commencement Value, modified by any Market Value Adjustment, to a monthly Income Payment, to an Optional Payment Plan you have selected, or you may take that amount in one lump sum payment. The Optional Payment Plans include:

  .  life income with payments guaranteed for 10, 15 or 20 years;

  .  payments for a fixed period from 1 to 30 years;

  .  payments of a fixed amount until the amount we hold is exhausted;

  .  annual payments of interest earned from proceeds left with us; or

  . life income based on the lives of two payees with payments guaranteed for 10 years.


Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.


The date of this prospectus is May 1, 2007.


This contract:

  .  Is Not a bank deposit

  .  Is Not FDIC insured

  .  Is Not insured or endorsed by a bank or any federal government agency

  .  Is Not available in every state

Table of Contents


Definitions..............................................................  4

Summary..................................................................  5

Other Contracts..........................................................  6

The Contract.............................................................  6
   Purchasing a Contract.................................................  6
   Ownership.............................................................  7
   Assignment............................................................  7

The Company..............................................................  7
   The Guarantee Account.................................................  8
   Guarantee Terms.......................................................  8
   Guaranteed Interest Rates.............................................  9
   Free Withdrawal Amount................................................  9
   Contract Value and Surrender Value....................................  9
   Market Value Adjustment............................................... 10
   Transfers Before the End of a Guarantee Term.......................... 10

Surrender and Partial Withdrawals........................................ 10
   Systematic Withdrawals of Interest.................................... 11

Charges and Other Deductions............................................. 12
   Surrender Charge...................................................... 12
   Deductions for Premium Taxes.......................................... 13
   Commission Payments................................................... 13

The Death Benefit........................................................ 13
   Death Benefit Upon Death Before the Annuity Date...................... 13
   Death Benefit Amount.................................................. 13
   Required Distributions................................................ 13
   Death Benefit After the Annuity Date.................................. 14

The Annuity Commencement Date and Benefits at Annuity Date............... 14
   The Annuity Commencement Date......................................... 14
   The Annuity Date...................................................... 15

Optional Payment Plans................................................... 15

Federal Income Tax Matters............................................... 16
   Introduction.......................................................... 16
   Taxation of Non-qualified Contracts................................... 16
   Section 1035 Exchanges................................................ 18
   Qualified Retirement Plans............................................ 18
   Moving Money From One Qualified Contract or Qualified Plan to Another. 20
   Federal Income Tax Withholding........................................ 20
   State Income Tax Withholding.......................................... 20
   Changes in the Law.................................................... 20

Requesting Payments...................................................... 20


Sales of the Contract..........................  21

Legal Proceedings..............................  22

Additional Information.........................  23
   Owner Questions.............................  23
   Return Privilege............................  23
   State Regulation............................  23
   Records and Reports.........................  23
   Legal Matters...............................  24
   Experts.....................................  24
   Where You Can Find More Information.........  24

Incorporation of Certain Documents By Reference  24

Appendix....................................... A-1
   Market Value Adjustment Examples............ A-1

DEFINITIONS

The following terms are used throughout this prospectus:

Annuitant/Joint Annuitant -- The person(s) named in the contract whose age and, where appropriate, gender, determine Income Payments.

Annuity Commencement Date -- The date stated on your contract's data pages as the date on which Income Payments are scheduled to commence, provided the Annuitant(s) is living on that date. The Annuity Commencement Date may be changed during the 30-day period immediately prior to the end of a Guarantee Term.

Annuity Commencement Value -- Your Surrender Value on the business day immediately preceding the Annuity Date modified by any Market Value Adjustment. We use the Annuity Commencement Value to determine the amount of each Income Payment or lump sum payment.

Annuity Date -- The date on which Income Payments start.

Code -- The Internal Revenue Code of 1986, as amended.

Contract Date -- The date we issue your contract and your contract becomes effective. Your Contract Date is shown on your contract's data pages. We use the Contract Date to determine Contract Years and contract anniversaries.

Contract Value -- Your purchase payment and interest earnings under the contract, minus any prior withdrawals including surrender charges and any premium tax, modified by any prior Market Value Adjustment.

General Account -- Assets of the Company other than those allocated to any of our separate investment accounts.

Guarantee Account -- Genworth Life & Annuity MVA Separate Account; a legally insulated, non-unitized separate account established to hold amounts for this class of contracts, and other similar market value adjustment contracts.

Guarantee Term -- The period of time we guarantee a specified credited rate(s) of interest under the contract.

Guaranteed Interest Rate -- A stated interest rate or rates we credit to the Contract Value during a Guarantee Term.

Home Office -- Our offices at 6610 West Broad Street, Richmond, Virginia 23230.

Income Payment -- One of a series of payments made under either the monthly income benefit or one of the Optional Payment Plans.


Market Value Adjustment -- A positive or negative adjustment we may apply to the amount payable upon surrender, withdrawal or transfer due to Guaranteed Interest Rates at such times. We may also apply a Market Value Adjustment in determining your Annuity Commencement Value.


Optional Payment Plan -- A plan whereby any part of the death benefit, Surrender Value or Annuity Commencement Value can be left with us to provide Income Payments to a payee.

Owner -- The person or persons (in the case of Joint Owners) entitled to exercise all ownership rights stated in the contract (e.g., name beneficiaries, make withdrawals). The Owners are shown on the contract's data pages and on any application. "You" or "your" refers to the Owner or Joint Owners.

Surrender Value -- The Contract Value on the date we receive your written request for surrender at our Home Office, less any applicable premium tax and surrender charge.

SUMMARY


How is a contract issued? We will issue the contract when we receive and accept your completed application and your purchase payment. See the "Issuing a Contract" provision of this prospectus.


How does this contract work? The contract permits you to allocate a single purchase payment to our Guarantee Account for the Guarantee Term you select. On the Annuity Date, we apply your Annuity Commencement Value to purchase a series of monthly Income Payments (sometimes known as annuity payments). You may also elect Income Payments under an Optional Payment Plan or a lump sum payment.


Certain features described in this prospectus may vary from your contract. See the "The Contract" provision of this prospectus for more information. Please refer to your contract for these provisions that apply specifically to you.

How does my purchase payment earn interest? You allocate your purchase payment (less any applicable premium taxes) to the Guarantee Account for a Guarantee Term you select. Your allocation will earn interest at the Guaranteed Interest Rate(s) we credit for that Guarantee Term. We may credit a different rate of interest for any Guarantee Term from one year to the next. See the "Guarantee Terms" and "Guaranteed Interest Rates" provisions of this prospectus.

What happens at the end of a Guarantee Term? At the end of any Guarantee Term, a subsequent Guarantee Term will begin, unless you have surrendered the contract. Unless you instruct us otherwise, the subsequent Guarantee Term will generally be the same duration as the expiring Guarantee Term. If we are not offering a Guarantee Term of the same duration, the subsequent Guarantee Term will be the next shortest Guarantee Term, which does not extend beyond the Annuity Commencement Date. If we do not offer a Guarantee Term that expires on or before the Annuity Commencement Date, the subsequent Guarantee Term will be the Guarantee Term that first expires after the Annuity Commencement Date. We will pay interest on your Contract Value in a subsequent Guarantee Term at our declared Guaranteed Interest Rate applicable to that Guarantee Term on the day the subsequent Guarantee Term begins. See the "Guarantee Terms" provision of this prospectus.


Is the contract available to Qualified Plans? Yes. We may issue the contract in connection with retirement plans that qualify for preferential income tax treatment as defined under the Code. We may also issue the contract on a non-qualified basis.

May I surrender the contract or take a partial withdrawal? Yes. You may surrender the contract for its Surrender Value modified by any applicable Market Value Adjustment at any time before the Annuity Date. You may also take partial withdrawals from the Contract Value. A partial withdrawal will reduce your death benefit.


For more information on surrenders and partial withdrawals, see the "Surrenders and Partial Withdrawals" provision of this prospectus.


What surrender charges are associated with the contract? We may assess a surrender charge if you surrender your contract or take a partial withdrawal from the Contract Value within the first seven Contract Years.


The surrender charge will be anywhere from 7% to 1% of the amount withdrawn, depending on the contract year of your surrender or partial withdrawal. See the "Surrender Charge" provision of this prospectus. We may also apply a Market Value Adjustment to partial withdrawals and surrenders from the Guarantee Account.


You may withdraw an amount up to the free withdrawal amount without a surrender charge or Market Value Adjustment. The free withdrawal amount equals the interest credited under the contract for the twelve-month period prior to the date of the partial withdrawal. We will reduce the available free withdrawal amount by the amount of any prior free withdrawal during that twelve-month period. We will also waive the surrender charge if you apply your Contract Value upon surrender to certain Optional Payment Plans. See the "Charges and Other Deductions" provision of this prospectus.

Are there any other charges? Yes. If your state assesses a premium tax with respect to your contract, then at the time your contract incurs such tax (or at such other time as we may choose), we will deduct the premium tax from your purchase payment or from proceeds at surrender, partial withdrawal, death or annuitization, as applicable. See the "Charges and Other Deductions" provision of this prospectus.

For a complete discussion of all charges associated with the contract, see the "Charges and Other Deductions" provision of this prospectus.

We pay compensation to broker-dealers who sell the contracts. For a discussion of this compensation, see the "Sales of the Contract" provision of this prospectus.


What is a Market Value Adjustment? The Market Value Adjustment is an amount we deduct from or add to the amount payable upon surrender, partial withdrawal (unless the amount withdrawn is the free withdrawal amount), or transfer if such event occurs outside the 30-day period immediately prior to the end of a Guarantee Term (the "30-day window"). We may also apply the Market Value Adjustment in determining your Annuity Commencement Value if the Annuity Date falls outside the 30-day window. The Market Value Adjustment formula in the contract reflects the relationship between the Guaranteed Interest Rate associated with the Guarantee Term from which the surrender, partial withdrawal, transfer or Income Payments are taken, and the Guaranteed Interest Rate for a Guarantee Term with a duration equal to the number of years remaining in the Guarantee Term from which the surrender, partial withdrawal, transfer or Income Payments are taken. See the "Market Value Adjustment" provision of this prospectus.

What happens if an Owner dies before the Annuity Date? Before the Annuity Date, if any Owner (or any Annuitant, if the Owner is a non-natural person), dies while the contract is in force, the death benefit becomes payable to the designated beneficiary. The Code imposes certain distribution rules on designated beneficiaries. We may pay a death benefit to the designated beneficiary. The death benefit will be the greater of:

   (1) the Contract Value; or

   (2) the Surrender Value modified by any applicable Market Value Adjustment.

The death benefit is calculated as of the date we receive the paperwork necessary to process the death claim ("due proof of death") but there are other requirements and conditions. See "The Death Benefit" provision of this prospectus.

What annuity benefit does the contract provide? On the Annuity Date, we will apply your Annuity Commencement Value to a monthly income payment, an Optional Payment Plan you select, or pay that amount in one lump sum payment. The Optional Payment Plans are:

   (1) life income with payments, guaranteed for 10, 15 or 20 years;

   (2) payments for a fixed period from 1 to 30 years;

   (3) payments of a fixed amount until the amount we hold is exhausted;

   (4) annual payments of interest earned from proceeds left with us; or

   (5) life income based on the lives of two payees with payments guaranteed for 10 years.

Do I have a return privilege? Yes. You have the right to return the contract to us at our Home Office and have us cancel the contract within a certain number of days (usually 20 days from the date you receive the contract, but some states have longer periods).

If you exercise this right, we will cancel the contract as of the day we receive your request and send you a refund equal to your purchase payment adjusted by any Market Value Adjustment or any another amount as required by state law. See the "Additional Information -- Return Privilege" provision of this prospectus.

OTHER CONTRACTS

We offer other single purchase payment modified guaranteed annuity contracts, which also offer Guarantee Terms. These contracts have different charges that could affect the interest we may credit.



THE CONTRACT

The contract is a single purchase payment modified guaranteed annuity contract. We describe your rights and benefits below and in the contract. Your contract may differ in certain respects from the description in this prospectus due to variations in state insurance law requirements. Your contract reflects what specifically applies to you.

Purchasing a Contract


If you wish to purchase a contract, you must apply for it through an authorized sales representative. The sales representative will send your completed application to us, and we will decide whether to accept or reject it. If we accept your application, our legally authorized officers prepare and execute a contract. We may send the contract directly to you or to you through your sales representative. See the "Sales of the Contract" provision of this prospectus.


To apply for a contract, the Owner(s) and Annuitant(s) must be age 85 or younger. We may sell the contract for use with certain qualified retirement plans. If you are purchasing the contract for use with such a plan, you must be eligible to participate in the plan. Please be aware that if you are purchasing the contract for use with a qualified retirement plan, the contract includes features such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit, so there should be another reason for you to purchase the contract other than tax deferral. Please consult a tax adviser to determine whether the contract is an appropriate investment for you.

Purchasing the contract through a tax free "Section 1035 Exchange." Section 1035 of the Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can use the proceeds from one or more annuity contracts to make your purchase payment for this contract. Before making an exchange to acquire this contract, you should carefully compare this contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for this contract and this contract has its own surrender charge, which would apply to you. The benefits under this contract may be different than those of your current contract. In addition, you may have to pay federal income and penalty taxes on the exchange if it does not qualify for Section 1035 treatment. You should not exchange another contract for this contract unless you determine, after evaluating all of the facts, that the exchange is in your best interest. Please note that the person trying to sell you the contract will generally earn a commission.

Ownership

As Owner(s), you have all the rights under the contract, subject to the rights of any irrevocable beneficiary. Two persons may apply for a contract as Joint Owners. Joint Owners who are spouses have equal undivided interests in the contract. This means that each may exercise any ownership rights on behalf of the other except for ownership changes. Non-Spouse Joint Owners must exercise ownership rights jointly.

Joint Owners also have the right of survivorship. This means if a Joint Owner dies his or her interest in the contract passes to the surviving Owner. You must have our approval to add a Joint Owner after we issue the contract. During the Annuitant(s)'s life, you can change the Owner(s) to another Owner(s) and the beneficiary(s) to another beneficiary(s), except when an irrevocable beneficiary has been named. You may change an irrevocable beneficiary only with the written consent of that beneficiary.

An Owner (other than a non-natural person) may name a Joint Annuitant.

Purchase payment. You may purchase the contract with a single purchase payment of $5,000 or more ($2,000 or more for IRAs). You must obtain our prior approval before purchase payments for any contract issued by the Company exceed $1,000,000.

Assignment

An Owner of a Non-Qualified Contract may assign some or all of his or her rights under the contract. An assignment must occur before the Annuity Date and while the Annuitant is still living. Once proper notice of the assignment is recorded by our Home Office, the assignment will become effective as of the date the written request was signed.

Qualified Contracts, IRAs and Tax Sheltered Annuities may not be assigned, pledged or otherwise transferred except where allowed by law.

We are not responsible for the validity or tax consequences of any assignment. We are not liable for any payment or settlement made before the assignment is recorded. Assignments will not be recorded until our Home Office receives sufficient direction from the Owner and the assignee regarding the proper allocation of contract rights.

Amounts pledged or assigned will be treated as distributions and will be included in your gross income to the extent that the Contract Value exceeds the investment in the contract for the taxable year in which it was pledged or assigned. Amounts assigned may be subject to a tax penalty equal to 10% of the amount included in gross income.

Assignment of the entire Contract Value may cause the portion of the contract exceeding the total investment in the contract and previously taxed amounts to be included in your gross income for federal income tax purposes each year that the assignment is in effect.

THE COMPANY

We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are at 6610 West Broad Street, Richmond, Virginia 23230. We are obligated to pay all amounts provided under the contract.

Capital Brokerage Corporation serves as principal underwriter for the contracts and is a broker/dealer registered with the SEC. GNA Corporation directly owns the stock of Capital Brokerage Corporation. GNA Corporation is directly owned by Genworth Financial, Inc., a public company.

We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

The Guarantee Account

We established the Guarantee Account as a non-unitized separate account under Virginia law. Assets of the Guarantee Account will at all times equal at least the reserves and other contract liabilities supported by the Guarantee Account. The assets of the Guarantee Account are available to cover the liabilities of our General Account to the extent that the assets of the Guarantee Account exceed the contract liabilities. Income and both realized and unrealized gains or losses from the assets of the Guarantee Account are credited to or charged against the Guarantee Account without regard to the income, gains, or losses arising out of any other business we may conduct. Subject to statutory authority, we have sole discretion over the investment of assets of the Guarantee Account.

Amounts in the Guarantee Account do not reflect the investment performance of our General Account, or any portion thereof.


Due to certain exclusionary provisions of the Investment Company Act of 1940 (the "1940 Act"), we are currently not required to register either the Guarantee Account or our General Account as an investment company under the 1940 Act. Accordingly, neither our Guarantee Account nor our General Account is subject to regulation under the 1940 Act. As such, you do not have the protections afforded by that statute that, for example, requires investment companies to have a majority to have disinterested directors. We have, however, registered the contracts under the Securities Act of 1933.


Therefore, the contracts are subject to regulation under the federal securities laws, including provisions of the federal securities laws relating to the accuracy of statements made in a registration statement.

Guarantee Terms

A Guarantee Term is the number of years we will credit a Guaranteed Interest Rate(s) to your Contract Value. Typically, we offer Guarantee Terms ranging from 1 to 10 years though all Guarantee Terms may not be available in all states or in all markets. We may at any time decrease or increase the number of Guarantee Terms we offer. However, any decision made to decrease or increase the number of Guarantee Terms will not affect the Guarantee Terms already in effect.

Initial Guarantee Term. Your purchase payment (less any applicable premium tax) will earn interest for the initial Guarantee Term you select at a Guaranteed Interest Rate we offer. For any initial Guarantee Term, we may credit a different Guaranteed Interest Rate for each year of the Guarantee Term. Your purchase payment earns interest at the Guaranteed Interest Rate in effect from the date your purchase payment is credited to the Guarantee Account through the first Contract Year or until you take a partial withdrawal or surrender the contract. For an initial Guarantee Term with a duration of more than one year, after the first Contract Year, your Contract Value will earn interest at the Guaranteed Interest Rate we credit for the remainder of the initial Guarantee Term or until you transfer to another Guarantee Term, take a partial withdrawal or surrender the contract.

Subsequent Guarantee Terms. During the 30-day window, prior to the end of a Guarantee Term, you may select from the following options:

   (1) Surrender or take a partial withdrawal of your Contract Value without a Market Value Adjustment (we will, however, assess a surrender charge if the surrender or partial withdrawal occurs before the 30-day window at the end of your third contract year);

   (2) Instruct us to apply the ending Contract Value to another Guarantee Term that you select from the Guarantee Terms we are then offering at the time your Guarantee Term expires; or

   (3) Do nothing and allow a subsequent Guarantee Term to begin automatically. The interest rate declared for the new term may be different than the interest rate credited during the prior term.

   Option 1 -- Surrenders at the end of a Guarantee Term. To surrender your contract, we must receive your written request, in a form acceptable to us, at our Home Office no later than the end of the 30-day window prior to the end of a Guarantee Term. Upon surrender during the 30-day window, we will pay the Contract Value of the contract.


   Any surrendered amount may be subject to income taxes, and a 10% federal income tax penalty may apply if you are younger than age 59 1/2 at the time of the withdrawal. See the "Federal Income Tax Matters" provision of this prospectus.


   If you surrender your contract before or after the 30-day window prior to the end of a Guarantee Term, a Market Value Adjustment will apply. In addition, you may be assessed a surrender charge.

   Option 2 -- Selecting a subsequent Guarantee Term. To apply your ending Contract Value to a subsequent Guarantee Term, we must receive your written request, on a form acceptable to us, at our Home Office no later than the end of the 30-day window prior to the end of a Guarantee Term. At least 45 days prior to the expiration of your current Guarantee Term, we will send you written notice of the expiration of the Guarantee Term and a list of the subsequent Guarantee Terms we offer. You may select a subsequent Guarantee Term only from the Guarantee Terms we are offering at the time your current Guarantee Term expires. Any subsequent Guarantee Term may not extend past the Annuity Commencement Date for your contract.

   Option 3 -- Automatic subsequent Guarantee Terms. A subsequent Guarantee Term automatically begins when the prior Guarantee Term ends if you do not instruct us otherwise under the first or second options described in the "Subsequent Guarantee Terms" provision of this prospectus. Your ending Contract Value becomes the beginning Contract Value for the subsequent Guarantee Term. The subsequent Guarantee Term will be the Guarantee Term with the same duration as the expiring Guarantee Term if the subsequent Guarantee Term does not extend past the Annuity Commencement Date. If a Guarantee Term of the same duration as the expiring Guarantee Term is not available or is a term that would extend beyond the Annuity Commencement Date, we will transfer your Contract Value to the next shortest Guarantee Term that does not go beyond the Annuity Commencement Date. If we do not offer a Guarantee Term that expires on or before the Annuity Commencement Date, we will transfer your Contract Value to the Guarantee Term that first expires after the Annuity Commencement Date. You must allocate your entire Contract Value to the subsequent Guarantee Term.

Guaranteed Interest Rates in subsequent Guarantee Terms. Your beginning Contract Value for any subsequent Guarantee Term earns interest at the rate we declare and is in effect for the first year of the subsequent Guarantee Term. We may credit a different Guaranteed Interest Rate for each year of the subsequent Guarantee Term. Our Guaranteed Interest Rates for subsequent Guarantee Terms may differ from our Guaranteed Interest Rates for prior Guarantee Terms of the same duration.

Guaranteed Interest Rates

From time to time and at our sole discretion we set Guaranteed Interest Rates for each available Guarantee Term. In determining these Guaranteed Interest Rates we consider the interest rates available on the types of instruments in which we intend to invest the proceeds attributable to the contracts. We will invest proceeds attributable to the contracts primarily in investment-grade fixed income securities (i.e., securities rated by Standard and Poor's rating system to be suitable for prudent investors). We are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We consider other factors in determining Guaranteed Interest Rates, including:

  .  regulatory and tax requirements;

  .  sales commissions and administrative expenses we incur;

  .  general economic trends; and

  .  competitive factors.

We make the final determination as to the Guaranteed Interest Rates we declare. We cannot predict or guarantee what future interest rates we will declare.

To find out the current Guaranteed Interest Rate for a Guarantee Term, please contact our Home Office at the telephone number listed on page 1 of this prospectus or your sales representative.

Free Withdrawal Amount

You may instruct us to send you all or a portion of the interest credited to your Contract Value during the prior twelve months. This amount is known as the free withdrawal amount. The free withdrawal amount will be reduced by any prior free withdrawal during that twelve-month period. Interest withdrawals remove money from a Guarantee Term that would otherwise compound even more interest on a daily basis. Because of this interruption of interest compounding, the more interest you withdraw, the less interest your contract will earn over time. Larger withdrawals reduce the compounding of interest more than smaller withdrawals; frequent withdrawals hinder the compounding process more than infrequent withdrawals; and earlier withdrawals reduce your interest more than later withdrawals.


We will not impose a surrender charge or a Market Value Adjustment if you withdraw the free withdrawal amount. However, your withdrawal may be subject to federal and state income tax and may include a 10% tax penalty if the withdrawal is taken prior to age 59 1/2. See the "Federal Income Tax Matters" provision of this prospectus.


Contract Value and Surrender Value

Your Contract Value at any time is equal to your purchase payment plus any interest credited to it, minus any prior withdrawals including any surrender charges and premium tax, modified by any prior Market Value Adjustment.

The Surrender Value is equal to the Contract Value, minus any surrender charges and premium tax that would apply in the case of a full surrender. Your Surrender Value modified by any applicable Market Value Adjustment is the amount you would be entitled to receive if you surrender your contract.

Market Value Adjustment


Surrender, partial withdrawals and transfers from one Guaranteed Term to another Guaranteed Term may be subject to a Market Value Adjustment. We assess the Market Value Adjustment on the proceeds payable or transferred. We will also apply a Market Value Adjustment in determining your Annuity Commencement Value. We calculate the Market Value Adjustment separately for each transaction.

We do not apply a Market Value Adjustment to payments of the free withdrawal amount or on the Annuity Date during the 30-day window prior to the end of a Guarantee Term. Beginning in the third contract year, we will not apply a Market Value Adjustment to proceeds payable or transferred on a partial withdrawal or a surrender from a Guarantee Term made during the 30-day window prior to the end of a Guarantee Term.

For any withdrawals taken in excess of the free withdrawal amount, we will apply a Market Value Adjustment whenever you take a withdrawal from the Contract Value (unless the withdrawal is made beginning the third contract year and within the 30-day window prior to the end of the current Guarantee Term).

We will assess a Market Value Adjustment when you transfer to a different Guarantee Term (unless the amount is transferred within the 30-day window prior to the end of the current Guarantee Term) or on the Annuity Date if the Annuity Date does not fall within the 30-day window prior to the end of the current Guarantee Term.


We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to the monthly income benefit option or an Optional Payment Plan by the factor set forth below.

((1 + i) / (1 + j))/n/365/

n   =   the number of days from the date of surrender, partial
        withdrawal, transfer to another Guarantee Term or from
        the Annuity Date to the end of your current Guarantee
        Term.
i   =   the Guaranteed Interest Rate in effect for the current
        Guarantee Term.
j   =   the Guaranteed Interest Rate, determined at the time of
        surrender, partial withdrawal, transfer to another
        Guarantee Term or upon the Annuity Date, for a
        Guarantee Term with a duration equal to "n." If we do not
        offer a Guarantee Term with a duration equal to "n," "j"

    will be a linear interpolation of the Guaranteed Interest
    Rates for Guarantee Terms with durations that immediately precede and follow "n." If we offer only
    Guarantee Terms with longer durations than "n," "j" will be the Guaranteed Interest Rate for the Guarantee Term with the shortest duration we offer. If we offer only
    Guarantee Terms with shorter durations than "n," "j" will be the Guaranteed Interest Rate for the Guarantee Term with the longest duration we offer.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce the amount available for the partial withdrawal, surrender or transfer. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases the amount available for partial withdrawal, surrender or transfer. In the event of surrender or payment under the monthly income benefit option or an Optional Payment Plan, we will add or subtract any Market Value Adjustment from your Surrender Value to determine your Annuity Commencement Value. In the event of a partial withdrawal or transfer, we will add or subtract any Market Value Adjustment from the total amount withdrawn or transferred.

Illustrations of how the Market Value Adjustment works are included in the Appendix.

Transfers Before the End of a Guarantee Term

Once each contract year after the first contract year, you may transfer your entire Contract Value before the 30-day window prior to the end of your current Guarantee Term to another Guarantee Term with a duration of five or more years. The transfer will be effective as of the date we receive your request at our Home Office in a form acceptable to us. Your transfer will be subject to any applicable Market Value Adjustment. See the "Charges and Other Deductions" provision of this prospectus.


SURRENDER AND PARTIAL WITHDRAWALS


You may take a partial withdrawal and/or surrender at any time before the Annuity Date. We will not process any partial withdrawal request that would reduce your Contract Value to less than $2,000. You may surrender your contract at any time. A partial withdrawal or surrender is effective as of the date we receive your request at our Home Office in a form acceptable to us.

Partial withdrawals and surrenders may be subject to a surrender charge and a Market Value Adjustment. See the "Charges and Other Deductions" provision of this prospectus. A partial withdrawal will also reduce your death benefit. See the "The Death Benefit" provision of this prospectus. Withdrawals of the free withdrawal amount are not subject to a surrender charge or a Market Value Adjustment.


In addition, you may be subject to income tax and, if you are younger than age 59 1/2 at the time of the surrender or partial withdrawal, a 10% penalty tax. A surrender or a partial withdrawal may also be subject to income tax withholding. See the "Federal Income Tax Matters" provision of this prospectus.


We reserve the right to defer payments from the Guarantee Account or our General Account for a partial withdrawal or surrender for up to six months from the date we receive your request for payment.

Systematic Withdrawals of Interest

You may elect systematic withdrawals of interest credited under the contract (in amounts of at least $100) on a monthly, quarterly, semi-annual or annual basis. Depending upon the frequency of the systematic withdrawals you elect, the monthly, quarterly, semi-annual or annual period immediately preceding a systematic withdrawal will be known as the systematic withdrawal period. The maximum amount available for any systematic withdrawal is the interest we credit under the contract during the prior systematic withdrawal period. You may elect payments to begin at any time after the first systematic withdrawal period under the contract. However, payments can begin no sooner than one systematic withdrawal period after the last withdrawal.

After payments begin, you may change the frequency and/or amount of your payments once per calendar quarter. To participate in a systematic withdrawal program, you must complete our authorization form. You can obtain the form from an authorized sales representative or by calling the telephone number or writing to the address listed on page 1 of this prospectus.

Your systematic withdrawals may not exceed the maximum amount. If at any time the systematic withdrawal amount would exceed the maximum, we will lower the systematic withdrawal amount otherwise payable to equal the available maximum amount.

A systematic withdrawal program will terminate automatically when a systematic withdrawal would cause the remaining Contract Value to be less than $2,000. If a systematic withdrawal would cause the Contract Value to be less than $2,000, then we will not process that systematic withdrawal transaction. If any amount withdrawn pursuant to systematic withdrawals would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. You may discontinue systematic withdrawals at any time by notifying us in writing or by calling our Home Office at the address and telephone number listed on page 1 of the prospectus.


When you consider systematic withdrawals, please remember that each systematic withdrawal is subject to Federal income taxes on any portion considered gain for tax purposes. In addition, you may be assessed a 10% Federal penalty tax on systematic withdrawals if you are younger than age 59 1/2 at the time of the withdrawal. See the "Federal Income Tax Matters" provision of this prospectus.


Both partial withdrawals at your specific request and withdrawals under a systematic withdrawal program will reduce the free withdrawal amount.

Telephone withdrawals. You may take partial withdrawals from your contract by calling us, provided that we received your prior written authorization allowing us to process such telephone requests at our Home Office. However, you only can surrender your contract by writing our Home Office at the address listed on page 1 of this prospectus.

We will employ reasonable procedures to confirm that instructions we receive are genuine. Such procedures may include, among others:

  . requiring you or a third party you authorized to provide some form of personal identification before we act on the telephone instructions;

  . confirming the telephone transaction in writing to you or a third party you authorized; and/or

  .  tape recording telephone instructions.

If we do not follow reasonable procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or prohibit partial withdrawal requests made by telephone.


To request a partial withdrawal by telephone, please call us at 800.352.9910.


Special note on reliability. Please note that the telephone system may not always be available. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transaction request by writing to our Home Office at the address listed on page 1 of this prospectus.

Surrender Value. The amount payable on surrender of your contract is the Surrender Value as of the date we receive your surrender request in a form acceptable to us which may include a Market Value Adjustment. The Surrender Value equals the Contract Value on the date we receive your request, less any applicable surrender charge and premium tax charge. We will pay the Surrender Value which may include a Market Value Adjustment in a lump sum, unless you elect one of the Optional Payment Plans. See the "Optional Payment Plans" provision of this prospectus. We may waive surrender charges upon surrender if you elect certain Optional Payment Plans. See the "Charges and Other Deductions" provision of this prospectus.


CHARGES AND OTHER DEDUCTIONS

We will deduct the charges described below to cover our costs and expenses, services provided, and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder. The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, surrender charges we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on a charge.

Surrender Charge

Surrenders and partial withdrawals may be subject to a surrender charge. Generally, we will assess a surrender charge as a percentage of Contract Value withdrawn or surrendered during the first 7 Contract Years in excess of the free withdrawal amount. Beginning in the third Contract Year, we will not assess a surrender charge on a surrender or partial withdrawal you request during the 30-day window prior to the end of your Guarantee Term.

The surrender charge percentage is as follows:


 Contract Year in   Surrender Charge
Which Surrender or as a Percentage of
 Withdrawal Made    Amount Withdrawn
-------------------------------------
        1                  7%
        2                  6%
        3                  5%
        4                  4%
        5                  3%
        6                  2%
        7                  1%
   8 and after             0%
-------------------------------------


Waiver of Surrender Charge. We will waive the surrender charge if you surrender your contract and apply your Contract Value to one of the following Optional Payment Plans:

   (1) Optional Payment Plan 1 (Life Income with Period Certain);

   (2) Optional Payment Plan 2 (Income for a Fixed Period of 1 or more years);
       or

   (3) Optional Payment Plan 5 (Joint Life and Survivor Income).

If you elect one of the above Optional Payment Plans, then the amount applied to the Optional Payment Plan will be the Contract Value, minus any premium tax, and modified by any Market Value Adjustment, if applicable.


You may also select Optional Payment Plan 3 or Optional Payment Plan 4 upon surrender, although we will assess surrender charges and any applicable premium tax against your Contract Value. We will apply the Surrender Value which may include an applicable Market Value Adjustment to the selected plan. See the "Optional Payment Plans" provision of this prospectus.


We will also waive the surrender charge arising from a surrender or partial withdrawal before Income Payments begin if, at the time we receive the request, we have received due proof that the Owner has a qualifying confinement to a state licensed or legally operated hospital or nursing facility for a minimum period as set forth in the contract (provided the confinement began at least 90 days after the Contract Date). A Market Value Adjustment is, however, assessed in accordance with the section below.

We will not impose the surrender charge upon your withdrawal of the free withdrawal amount.

Market Value Adjustment. Surrenders, partial withdrawals and transfers from one Guaranteed Term to another may be subject to a Market Value Adjustment. We assess the Market Value Adjustment on the proceeds payable or transferred. We will also apply a Market Value Adjustment in determining your Annuity Commencement Value. We calculate the Market Value Adjustment separately for each transaction.


We do not apply a Market Value Adjustment to payments of the free withdrawal amount or on the Annuity Date during the 30-day window prior to the end of a Guaranter Term. Beginning in the third contract year, we will not apply a Market Value Adjustment to proceeds payable or transferred on a partial withdrawal or a surrender from a Guarantee Term made during the 30-day window prior to the end of a Guarantee Term.

For any withdrawals taken in excess of the free withdrawal amount, we will apply a Market Value Adjustment whenever you take a withdrawal from the Contract Value (unless the withdrawal is made beginning the third contract year and within the 30-day window prior to the end of the current Guarantee Term).

We will assess a Market Value Adjustment when you transfer to a different Guarantee Term (unless the amount is transferred within the 30-day window prior to the end of the current Guarantee Term) or on the Annuity Date if the Annuity Date does not fall within the 30-day window prior to the end of the current Guarantee Term.



Deductions for Premium Taxes

We will deduct charges for any premium tax or other tax levied by any governmental entity either from your purchase payment or Contract Value when incurred or when we pay proceeds under the contract (proceeds include amounts received due to surrender, partial withdrawal, annuitization, and/or death).

The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium taxes depend upon the law of your state. The tax generally ranges from 0.0% to 3.5%.

Commission Payments


We sell the contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to broker-dealers for selling the contracts. You do not directly pay these commissions. We pay these commissions. We intend to recover the commissions, marketing, administrative and other expenses and the cost of contract benefits through fees and charges imposed under the contract. See the "Sales of the Contract" provision of this prospectus for more information.


THE DEATH BENEFIT

Death Benefit Upon Death Before the Annuity Date

If any Owner (or Annuitant if the Owner is a non-natural person) dies before the Annuity Date, the amount of proceeds available is the death benefit.

The death benefit is calculated as of the date that we receive due proof of death and all required forms. Until we receive complete written settlement instructions from the designated beneficiary, values will remain in the Guarantee Account.

Upon receipt of due proof of death (generally, due proof is a certified copy of the death certificate or a certified copy of the decree of a court of competent jurisdiction as to a finding of death), we will treat the death benefit in accordance with your instructions, subject to distribution rules and termination of contract provisions described elsewhere.

Unless otherwise distributed pursuant to the distribution rules stated below, we will pay death benefit proceeds in one lump sum unless the beneficiary elects an Optional Payment Plan. See the "Optional Payment Plans" provision of this prospectus

Death Benefit Amount

The death benefit equals the greater of:

   (1) the Contract Value; and

   (2) the Surrender Value modified by any applicable Market Value Adjustment.

The death benefit is calculated as of the date of receipt of due proof of death and all required forms.

Required Distributions

General: In certain circumstances, federal tax law requires that distributions be made under the contract upon the first death of:

  .  an Owner or Joint Owner; or

  . the Annuitant or Joint Annuitant, if any Owner is a non-natural person (an entity, such as a trust or corporation).

The discussion below describes the methods available for distributing the value of the contract upon death.

Designated Beneficiary: At the death of any Owner (or any Annuitant if any Owner is a non-natural person), the person or entity first listed below who is alive or in existence on the date of death will become the designated beneficiary:


   (1) Owner or Joint Owner(s);

   (2) Primary beneficiary;

   (3) Contingent beneficiary; or

   (4) Owner's estate.

The designated beneficiary may choose one of the payment choices listed below, subject to the distribution rules stated below. If there is more than one designated beneficiary, we will treat each one separately in applying the tax law's rules described below.


Distribution Rules: Distributions required by Federal tax law differ depending on whether the designated beneficiary is the spouse of the deceased Owner (or of the Annuitant, if any Owner is a non-natural person). Upon receipt of due proof of death, and all required forms, the designated beneficiary will instruct us how to treat the proceeds subject to the distribution rules discussed below.


  . Spouses -- If the designated beneficiary is the surviving spouse of the deceased person, the contract may be continued with the surviving spouse as the new Owner, or the surviving spouse may receive any death benefit payable. The surviving spouse will become the Annuitant or he or she may designate a new Annuitant. At the death of the surviving spouse, this provision may not be used again, even if the surviving spouse remarries. In such case, the rules for non-spouses will apply.

  . Non-Spouses -- If the designated beneficiary is not the surviving spouse of the deceased person, the contract cannot be continued in force indefinitely. Instead, upon the death of any Owner (or any Annuitant, if any Owner is a non-natural person) payments must be made to (or for the benefit of) the designated beneficiary under one of the following payment choices:

      (1) Receive the death benefit in a lump sum payment upon receipt of due proof of death.

      (2) Receive the death benefit at any time during the five-year period following the date of death through withdrawals or surrendering the contract. At the end of the five-year period, we will pay any remaining value in a lump sum. The remaining value will be modified for any Market Value Adjustment unless payment is made within the 30-day window prior to the end of the Guarantee Term. See the "Requesting Payments" provision in this prospectus.

      (3) Apply the death benefit to provide an Income Payment under Optional Payment Plan 1 or 2. The first Income Payment must be made no later than one year after the date of death. In addition, if Optional Payment Plan 1 is chosen, the period certain cannot exceed the designated beneficiary's life expectancy, and if Optional Payment Plan 2 is chosen, the fixed period cannot exceed the designated beneficiary's life expectancy.

If the designated beneficiary makes no choice within 30 days following receipt of due proof of death and all required forms, we will pay the death benefit as a lump sum within the earlier of 5 years following the date of death or 60 days following receipt of due proof of death and all required forms. If the designated beneficiary dies before we have distributed the entire death benefit, we will pay any value still remaining in a lump sum to the person named by the designated beneficiary. If no person is so named, we will pay the designated beneficiary's estate.

Under payment choices 1 and 2, the contract will terminate upon payment of all available proceeds. Under payment choice 3, this contract will terminate when we apply the death benefit to provide Income Payments.

Death Benefit After the Annuity Date

If any Owner, Annuitant or payee dies after the Annuity Date, Income Payments will be made as stated in the section discussing income benefits. See "The Annuity Commencement Date and Benefits at Annuity Date" provision of this prospectus.

THE ANNUITY COMMENCEMENT DATE AND BENEFITS AT ANNUITY DATE

The Annuity Commencement Date

If any Annuitant is age 80 or younger when the contract is issued, the Annuity Commencement Date cannot be earlier than the 10th contract anniversary and cannot be later than the contract anniversary following the Annuitant's 90th birthday (or the younger Annuitant's 90th birthday if there is a Joint Annuitant), unless we approve a different age. If all Annuitants are age 81 or older when the contract is issued, the Annuity Commencement Date will be the 10th contract anniversary unless we approve a different date.

You may change the Annuity Commencement Date during any 30-day window prior to the end of your current Guarantee Term. The new Annuity Commencement Date selected must meet the requirements stated in the paragraph above. To make a change, send written notice to our Home Office at the address located on page 1 of this prospectus before the end of your Guarantee Term. If you change the Annuity Commencement Date, the Annuity Commencement Date will then mean the new Annuity Commencement Date you select.


An Annuity Commencement Date that occurs or is scheduled to occur at an advanced age (e.g., past age 85), may in certain circumstances have adverse income tax consequences. See the "Federal Income Tax Matters" provision of this prospectus.


The Annuity Date

If the Annuitant is still living on the Annuity Date, we will pay you or your designated payee the monthly Income Payments described below beginning on that date. We may deduct premium taxes from your payments.


Monthly Income Payments are made under a life annuity payment plan with a period certain of 10 years, 15 years, or 20 years. If you do not select a period certain, we will use a life annuity payment plan with a 10-year period certain. The guaranteed minimum amount payable will earn interest at 3% compounded yearly. We may decide at our sole discretion to pay a higher rate of interest. We will make Income Payments monthly unless you elect in writing quarterly, semi-annual or annual installments. Instead, you may choose to receive the Contract Value in one lump sum in which case we will terminate the contract. You may also choose to receive Income Payments under the Optional Payment Plans described below. Once Income Payments commence, the amount and period of Income Payments cannot be changed.


OPTIONAL PAYMENT PLANS


You may apply your Surrender Value adjusted for any applicable Market Value Adjustment, death benefit proceeds or your Annuity Commencement Value to an Optional Payment Plan. If you surrender the contract and select Plan 1, Plan 2 (with a fixed period of 1 or more years), or Plan 5, then the amount applied to the Plan is the Contract Value. If the Annuity Date falls within the 30-day window prior to the end of the current Guarantee Term, we will not apply a Market Value Adjustment.


During the Annuitant's life, you (or your designated beneficiary at your death) can choose an Optional Payment Plan. If you change a designated beneficiary, your Plan selection will not remain in effect unless you request otherwise. Any election or change in a Plan must be sent to our Home Office in a form acceptable to us. We do not allow any changes after Income Payments begin. If an Optional Payment Plan has not been chosen at the death of the Owner (or Annuitant, if the Owner is a non-natural person), your designated beneficiary can choose a Plan when we pay the death benefit.

We will make Income Payments monthly unless you request otherwise. The amount of each payment under an Optional Payment Plan must be at least $100. Payments made under an Optional Payment Plan at the death of any Owner (or any Annuitant, if any Owner is a non-natural person), must conform to the rules as outlined in the "Death Benefit" provision.

We may make an age adjustment to determine the amount of your Income Payments. We will adjust the age according to the age adjustment table shown in your contract.

Fixed Income Payments. We will transfer proceeds applied to a fixed income option to our General Account. Payments made will equal or exceed those required by the state where we deliver the contract. We determine fixed Income Payments on the date we receive due proof of the Owner's death or on surrender. Payments under Optional Payment Plan 4 (Interest Income) will begin at the end of the first interest period after the date proceeds are otherwise payable.

Optional Payment Plans. The contract provides five Optional Payment Plans, each of which is payable on a fixed basis. If any payee is not a natural person, our consent must be obtained before selecting an Optional Payment Plan. Following are explanations of the Optional Payment Plans available.

   Plan 1 -- Life Income with Period Certain. This option guarantees monthly payments for the lifetime of the payee with a minimum number of years of payments. If the payee lives longer than the minimum period, payments will continue for his or her life. The period can be 10, 15, or 20 years. Payments are determined according to the table in the Monthly Income Benefit section of the contract. Guaranteed amounts payable are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. The payee selects the designated period. If the payee dies during the minimum period, we will discount the amount of the remaining guaranteed payments at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the payee's estate unless otherwise provided.

   Plan 2 -- Income for a Fixed Period. This option guarantees periodic payments (monthly, quarterly, semi-annually or annually) for a fixed period not longer than 30 years. Payments will be made according to the table in the contract. Guaranteed amounts payable are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. If the payee dies, we will discount the amount of the remaining guaranteed payments to the date of the payee's death at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the Payee's estate unless otherwise provided.

   Plan 3 -- Income of a Definite Amount. This option provides periodic payments (monthly, quarterly, semi-annually or annually) of a definite amount to be paid. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded annually. We may increase this rate. If we do, the payment period will be extended. If the payee dies, we will pay the amount of the remaining proceeds with earned interest in one sum to the payee's estate unless otherwise provided.

   Plan 4 -- Interest Income. This option provides for periodic payments (monthly, quarterly, semi-annually or annually) of interest earned from the proceeds left with us. Payments will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded annually. We may increase this rate and the amount of any payment. If the payee dies, we will pay the amount of remaining proceeds and any earned but unpaid interest in one sum to the payee's estate unless otherwise provided.

   Plan 5 -- Joint Life and Survivor Income. This option provides for us to make monthly payments to two payees for a guaranteed minimum of 10 years. The settlement age of each payee must be at least 35 when payments begin. The amounts payable under this plan are determined assuming an interest rate of 3% compounded annually. We may increase this rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, we will discount the amount of the remaining payments for the 10-year period at the same rate used in calculating Income Payments. We will pay the discounted amount in one sum to the last surviving payee's estate unless otherwise provided.


FEDERAL INCOME TAX MATTERS


Introduction

This part of the prospectus discusses the federal income tax treatment of the contract. The federal income tax treatment of the contract is complex and sometimes uncertain. The federal income tax rules may vary with your particular circumstances. This discussion does not address all of the federal income tax rules that may affect you and your contract. This discussion also does not address other federal tax consequences, or state or local tax consequences, associated with a contract. As a result, you should always consult a tax advisor about the application of tax rules to your individual situation.

Taxation of Non-qualified Contracts

This part of the discussion describes some of the federal income tax rules applicable to non-qualified contracts. A non-qualified contract is a contract not issued in connection with a qualified retirement plan receiving special tax treatment under the Code, such as an individual retirement annuity or a section 401(k) plan.

Tax deferral on earnings. The federal income tax law does not tax any increase in an Owner's Contract Value until there is a distribution from the contract. However, certain requirements must be satisfied in order for this general rule to apply, including:

  . An individual must own the contract (or the tax law must treat the contract as owned by an individual); and

  . The contract's Annuity Commencement Date must not occur near the end of the Annuitant's life expectancy.

This part of the prospectus discusses each of these requirements.

Contracts not owned by an individual -- no tax deferral and loss of interest deduction. As a general rule, the Code does not treat a contract that is owned by an entity (rather than an individual) as an annuity contract for federal income tax purposes. The entity owning the contract pays tax currently on the excess of the Contract Value over the purchase payments paid for the contract. Contracts issued to a corporation or a trust are examples of contracts where the Owner pays current tax on the contract's earnings.

There are several exceptions to this rule. For example, the Code treats a contract as owned by an individual if the nominal owner is a trust or other entity that holds the contract as an agent for an individual. However, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees.

In the case of a contract issued after June 8, 1997 to a taxpayer that is not an individual, or a contract held for the benefit of an entity, the entity will lose its deduction for a portion of its otherwise deductible interest expenses. This disallowance does not apply if the Owner pays tax on the annual increase in the

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


Contract Value. Entities that are considering purchasing the contract, or entities that will benefit from someone else's ownership of a contract, should consult a tax advisor.

Age at which annuity payouts must begin. Federal income tax rules do not expressly identify a particular age by which annuity payouts must begin. However, those rules do require that an annuity contract provide for amortization, through annuity payouts, of the contract's purchase payments paid and earnings. If annuity payments begin or are scheduled to begin on a date that the IRS determines does not satisfy these rules, interest and gains under the contract could be taxable each year as they accrue.

No guarantees regarding tax treatment. We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the remainder of this discussion assumes that your contract will be treated as an annuity contract for federal income tax purposes and that the tax law will not impose tax on any increase in your Contract Value until there is a distribution from your contract.


Partial withdrawals. A partial withdrawal occurs when you receive less than the total amount of the contract's Surrender Value. In the case of a partial withdrawal, you will pay tax on the amount you receive to the extent of the gain in your contract, i.e. the excess of the Contract Value before the partial withdrawal over your "investment in the contract." (This term is explained below.) This income (and all other income from your contract) is ordinary income. The Code imposes a higher rate of tax on ordinary income than it does on capital gains. Your "investment in the contract" generally equals the total of your purchase payment under the contract, reduced by any amounts you previously received from the contract that you did not include in your income.

In the case of systematic partial withdrawals, the amount of each partial withdrawal should be taxed in the same manner as any other partial withdrawal from the contract.

There is some uncertainty regarding the tax treatment of the Market Value Adjustment. The IRS has authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any clarifying regulations. In the event of a partial withdrawal or other transaction, that is treated as a withdrawal for tax purposes (such as an assignment or gift), in order to determine the extent to which your Contract Value exceeds your "investment in the contract," we will disregard the amount of the Market Value Adjustment. The IRS could determine that the Market Value Adjustment should not be disregarded and this could increase or decrease the tax you pay, depending on the circumstances.



Surrenders. A full surrender occurs when you receive the total amount of the contract's Surrender Value. In the case of a surrender, you will pay tax on the amount you receive to the extent it exceeds your "investment in the contract."


Assignments and Pledges. The Code treats any assignment or pledge of (or agreement to assign or pledge) any portion of your Contract Value as a withdrawal of such amount or portion.

Gifting a contract. If you transfer ownership of your contract -- without receiving a payment equal to your Contract Value -- to a person other than your spouse (or to your former spouse incident to divorce), you will pay tax on your Contract Value to the extent it exceeds your "investment in the contract." In such a case, the new owner's "investment in the contract" will be increased to reflect the amount included in your income.

Taxation of annuity payouts. The Code imposes tax on a portion of each annuity payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your "investment in the contract." We will notify you annually of the taxable amount of your annuity payout.

Pursuant to the Code, you will pay tax on the full amount of your annuity payouts once you have recovered the total amount of the "investment in the contract." If annuity payouts cease because of the death of the Annuitant and before the total amount of the "investment in the contract" has been recovered, the unrecovered amount generally will be deductible.


If Optional Payment Plan 4 is selected, you will be taxed in the same manner as a surrender. Interest credited under Optional Payment Plan 4, whether or not paid, will be included in the current income of the Owner. This treatment could also apply to Optional Payment Plan 3 depending on the relationship of the amount of the periodic payments to the period over which they are paid.


Taxation of death benefits. We may distribute amounts from your contract because of the death of an Owner, a Joint Owner, or an Annuitant. The tax treatment of these amounts depends on whether the Owner, Joint Owner, or Annuitant dies before or after the contract's Annuity Date.

Before the contract's Annuity Date. If received under an annuity payout option, death benefits are taxed in the same manner as annuity payouts.

If not received under an annuity payout option, death benefits are taxed in the same manner as a withdrawal.

After the contract's Annuity Date. The death benefit is includible in income to the extent that it exceeds the unrecovered "investment in the contract" at that time.

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Penalty taxes payable on partial withdrawals, surrenders, or annuity payments. The Code may impose a penalty tax equal to 10% of the amount of any payment from your contract that is included in your gross income. The Code does not impose the 10% penalty tax if one of several exceptions applies. These exceptions include partial withdrawals, surrenders, or annuity payments that:

  .  you receive on or after you reach age 59 1/2;

  .  you receive because you became disabled (as defined in the tax law);


  . a beneficiary receives on or after the death of the Owner (or the Annuitant, if the Owner is not a natural person); or

  . you receive as a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer or the joint lives of the taxpayer and his or her designated beneficiary.


Special rules if you own more than one contract. In certain circumstances, you may have to combine some or all of the non-qualified contracts you own in order to determine the amount of an annuity payout, a surrender or a partial withdrawal that you must include in income. For example:

  . if you purchase a contract offered by this prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract;

  . if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract for certain purposes.


The effects of these special rules are not clear. However, these rules could affect:


  . the amount of a surrender, a partial withdrawal or an annuity payment that you must include in income; and

  .  the amount that might be subject to the penalty tax described above.

Section 1035 Exchanges

Under Section 1035 of the Code, the exchange of one annuity contract for another annuity contract generally is not taxed (unless cash is distributed). To qualify as a nontaxable exchange however, certain conditions must be satisfied, e.g., the obligee(s) under the new annuity contract must be the same obligee(s) as under the original contract.

Upon the death of a non-spousal Joint Owner, the contract provides the surviving Joint Owner with the option of using the proceeds of this contract to purchase a separate annuity contract with terms and values that are substantially similar to those of this contract. Exercise of this option will not qualify as a tax-free exchange under Section 1035.

Qualified Retirement Plans

We also designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called "qualified contracts." In considering the appropriateness of the contract for use as a qualified contract, you should take into account that this contract must be purchased with a single purchase payment. Generally, this requirement will limit use of the contract to situations involving a rollover or transfer from another qualified retirement plan. We do not currently offer all of the types of qualified contracts described, and may not offer them in the future. Prospective purchasers should contact our Home Office to learn the availability of qualified contracts at any given time.

The federal income tax rules applicable to qualified plans are complex and varied. As a result, this prospectus makes no attempt to provide more than general information about use of the contract with the various types of qualified plans. Persons intending to use the contract in connection with a qualified plan should obtain advice from a competent advisor.

Types of Qualified Contracts. Some of the different types of qualified contracts include:

  .  Individual Retirement Accounts and Annuities ("Traditional IRAs");

  .  Roth IRAs;

  .  Simplified Employee Pensions ("SEPs");


  . Savings Incentive Matched Plans for Employees ("SIMPLE plans" including "SIMPLE IRAs");


  . Public school system and tax-exempt organization annuity plans ("403(b) plans");

  . Qualified corporate employee pension and profit-sharing plans ("401(a) plans"); and qualified annuity plans ("403(a) plans"); and

  .  Self-employed individual plans ("H.R. 10 plans" or "Keogh Plans").

Terms of qualified plans and qualified contracts. The terms of a qualified retirement plan may affect your rights under a qualified contract. When issued in connection with a qualified plan, we will amend a contract as generally necessary to conform to the requirements of the type of plan. However, the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the contract. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.

Employer qualified plans. Qualified plans sponsored by an employer or employee organization are governed by the provisions of the Code and the Employee Retirement Income Security Act, as amended ("ERISA"). ERISA is administered primarily by the U.S. Department of Labor. The Code and ERISA include requirements that various features be contained in an employer qualified plan such as: participation; vesting and funding; nondiscrimination; limits on contributions and benefits; distributions; penalties; duties of fiduciaries; prohibited transactions; and withholding, reporting and disclosure.

In the case of certain qualified plans, if a participant is married at the time benefits become payable, unless the participant elects otherwise with written consent of the spouse, the benefits must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is an annuity payable for the life of the participant with a survivor annuity for the life of the spouse in an amount that is not less than one-half of the amount payable to the participant during his or her lifetime. In addition, a married participant's beneficiary must be the spouse, unless the spouse consents in writing to the designation of a different beneficiary.

If this contract is purchased as an investment of a qualified retirement plan, the Owner will be either an employee benefit trust or the plan sponsor. Plan participants and beneficiaries will have no ownership rights in the contract. Only the Owner, acting through its authorized representative(s) may exercise contract rights. Participants and beneficiaries must look to the plan fiduciaries for satisfaction of their rights to benefits under the terms of the qualified plan.

Where a contract is purchased by an employer-qualified plan, we assume no responsibility regarding whether the contract's terms and benefits are consistent with the requirements of the Code and ERISA. It is the responsibility of the employer, plan trustee and plan administrator to satisfy the requirements of the Code and ERISA applicable to the qualified plan. This prospectus does not provide detailed tax or ERISA information. Various tax disadvantages, including penalties, may result from actions that conflict with requirements of the Code or ERISA, and the regulations pertaining to those laws. Federal tax laws and ERISA are continually under review by Congress. Any changes in the laws or in the regulations pertaining to the laws may affect the tax treatment of amounts contributed to employer qualified plans and the fiduciary actions required by ERISA.

Treatment of qualified contracts compared with non-qualified contracts. Although some of the federal income tax rules are the same for both qualified and non-qualified contracts, many of the rules are different. For example:


  . The Code generally does not impose tax on the earnings under either qualified or non-qualified contracts until received.


  . The Code does not limit the amount of purchase payments and the time at which purchase payments can be made under non-qualified contracts. However, the Code does limit both the amount and frequency of purchase payments made to qualified contracts.

  . The Code does not allow a deduction for purchase payments made for non-qualified contracts, but sometimes allows a deduction or exclusion from income for purchase payments made to a qualified contract.


The federal income tax rules applicable to qualified plans and qualified contracts vary with the type of plan and contract. For example:


  . Federal tax rules limit the amount of purchase payments that can be made and the tax deduction or exclusion that may be allowed for such purchase payments. These limits vary depending on the type of qualified plan and the circumstances of the plan participant, e.g., the participant's compensation.


  . Under qualified plans, the participant must begin receiving payments from the contract in certain minimum amounts by a certain date (generally, April 1 of the calendar year following the later of age 70 1/2 or retirement). Under an IRA, the Owner must begin receiving payments from the contract in certain minimum amounts by April 1 of the calendar year following the attainment of age 70 1/2. Due to the presence of the Market Value Adjustment feature, there may be in some circumstances uncertainty as to the amounts of required minimum distributions. However, these "minimum distribution rules" do not apply to a Roth IRA before the Owner's death.

Amounts received under qualified contracts. Federal income tax rules generally include distributions from a qualified contract in your income as ordinary income. Purchase payments that are deductible or excludible from income do not create "investment in the contract." Thus, under many qualified contracts there will be no "investment in the contract" and you must include the total amount you receive in your income. There are exceptions. For example, you do not include amounts received from a Roth IRA if certain conditions are satisfied. Additional Federal taxes may be payable in connection with a qualified contract. For example, failure to comply with the minimum distribution rules applicable to certain qualified plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan.

Federal penalty taxes payable on distributions. The Code may impose a penalty tax equal to 10% of the amount of any payment from your qualified contract that is includible in your income. The Code does not impose the penalty tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, exceptions provide that the penalty tax does not apply to a withdrawal, surrender, or annuity payout:


  .  received on or after the Owner reaches age 59 1/2;

  . received on or after the Owner's death or because of the Owner's disability (as defined in the tax law);

  . received as a series of substantially equal periodic payments over the life (or life expectancy) of the taxpayer; or


  . to the extent it does not exceed the amount allowable as a deduction to the Owner for amounts paid for medical care.


These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified plans. However, the specific requirements of the exception may vary.

Moving Money From One Qualified Contract or Qualified Plan to Another

Rollovers and transfers. In many circumstances you may move money between qualified contracts and qualified plans by means of a rollover or a transfer. Special rules apply to such rollovers and transfers. If you do not follow the applicable rules, you may suffer adverse federal income tax consequences, including paying taxes which you might not otherwise have had to pay. You should always consult a qualified advisor before you move or attempt to move funds between any qualified contract or plan and another qualified contract or plan.


Direct rollovers. The direct rollover rules apply to certain payments (called "eligible rollover distributions") from section 401(a) plans, section 403(a) or
(b) plans, H.R. 10 plans, and qualified contracts used in connection with these types of plans. The direct rollover rules do not apply to distributions from IRAs. The direct rollover rules require federal income tax equal to 20% of the eligible rollover distribution to be withheld from the amount of the distribution, unless the Owner elects to have the amount directly transferred to certain qualified contracts or plans.


Prior to receiving an eligible rollover distribution from us, we will provide you with a notice explaining these requirements and how you can avoid 20% withholding by electing a direct rollover.

Federal Income Tax Withholding

We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, federal income tax rules may require us to withhold tax. At the time you request a withdrawal, surrender, or annuity payout, we will send you forms that explain the withholding requirements.

State Income Tax Withholding

If required by the law of your state, we will also withhold state income tax from the taxable portion of each distribution made under the contract, unless you make an available election to avoid withholding. If permitted under state law, we will honor your request for voluntary state withholding.

Changes in the Law

This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this prospectus. Congress, the IRS, and the courts may modify these authorities, however, sometimes retroactively.

REQUESTING PAYMENTS

To request a payment, you must provide us with notice in a form satisfactory to us. We will ordinarily pay any partial withdrawal or surrender proceeds within seven days after receipt at our Home Office of a request in good order for a partial withdrawal or surrender. We also will ordinarily make payment of lump sum death benefit proceeds within seven days from the receipt of due proof of death, and receipt of all required forms. We will determine payment amounts as of the date on which our Home Office receives the payment request or due proof of death, and receipt of all required forms. We reserve the right to defer payments from the Guarantee Account or our General Account for a withdrawal and surrender for up to six months from the date we receive your payment request.

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



In most cases, when we pay death benefit proceeds in a lump sum, we will pay these proceeds either:

   (1) to your designated beneficiary directly in the form of a check; or

   (2) by establishing an interest bearing account, called the "Secure Access Account," for the designated beneficiary, in the amount of the death benefit proceeds payable.

When establishing the Secure Access Account we will send the beneficiary a checkbook within seven days after we receive all the required documents, and the beneficiary will have immediate access to the account simply by writing a check for all or any part of the amount of the death benefit proceeds payable. The Secure Access Account is part of our General Account. It is not a bank account and it is not insured by the FDIC or any other government agency. As part of our General Account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the Secure Access Account. If we do not receive instructions from the designated beneficiary with regard to the form of death benefit payment, we will automatically establish the Secure Access Account.

We may defer making any payments attributable to a check or draft that has not cleared until we are satisfied that the check or draft has been paid by the bank on which it is drawn.

If mandated under applicable law, we may be required to reject a purchase payment and/or block an owner's account and thereby refuse request for surrenders, partial withdrawals, loans or death benefits, until instructions are received from the appropriate regulators. We may also be required to provide additional information about you or your account to government regulators.

SALES OF THE CONTRACT


We have entered into an underwriting agreement with Capital Brokerage Corporation (doing business in Indiana as Genworth Financial Brokerage Corporation) (collectively, "Capital Brokerage Corporation") for the distribution and sale of the contracts. Pursuant to this agreement, Capital Brokerage Corporation serves as principal underwriter for the contracts, offering them on a continuous basis. Capital Brokerage Corporation is located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230. Although the Company and Capital Brokerage Corporation do not anticipate discontinuing the offering of the contracts, we do reserve the right to discontinue offering the contracts at any time.


Capital Brokerage Corporation was organized as a corporation under the laws of the state of Washington in 1981 and is an affiliate of ours. Capital Brokerage Corporation is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the NASD.


Capital Brokerage Corporation offers the contracts through registered representatives who are registered with the NASD and with the states in which they do business. More information about Capital Brokerage Corporation and the registered representatives is available at http://www.nasdr.com or by calling
800.289.9999. You can also obtain an investor brochure from NASD Regulation describing its Public Disclosure Program. Registered representatives with Capital Brokerage Corporation are also licensed as insurance agents in the states in which they do business and are appointed with the Company.


Capital Brokerage Corporation also enters into selling agreements with an affiliated broker-dealer and unaffiliated broker-dealers to sell the Contracts. The registered representatives of these selling firms are registered with the NASD and with the states in which they do business, are licensed as insurance agents in the states in which they do business and are appointed with us.


We pay compensation to Capital Brokerage Corporation for promotion and sales of the contracts by its registered representatives as well as by affiliated and unaffiliated selling firms. This compensation consists of sales commissions and other cash and non-cash compensation. The maximum commission we may pay is 5.5% of your purchase payment.


The maximum commission consists of three parts -- commissions paid to internal and external wholesalers of Capital Brokerage Corporation ("wholesalers" are individuals employed by the Company and registered with Capital Brokerage Corporation that promote the offer and sale of the contracts), commissions paid to the affiliated and unaffiliated brokerage firm for whom the registered representative that sold your contract is employed ("selling firms") and an amount paid to the selling firm for marketing allowances and other payments related to the sale of the contract. Wholesalers with Capital Brokerage Corporation receive a maximum commission of 0.25% of your purchase payment.


After commission is paid to the wholesalers of Capital Brokerage Corporation, a commission is then paid to the selling firm. A maximum commission of 4.25% of your purchase payment is paid to the selling firm. The exact amount of commission paid to the registered representative who sold you your contract is determined by the brokerage firm for whom the representative is employed.

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All selling firms receive commissions as described above based on the sale and receipt of premium on the contract. Unaffiliated selling firms receive additional compensation, including marketing allowances and other payments. The maximum marketing allowance paid on the sale of a contract is 1.0% of purchase payments received. At times, Capital Brokerage Corporation may make other cash and non-cash payments to selling firms, as well as receive payments from selling firms, for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Capital Brokerage Corporation and the selling firm in order to coordinate data for the sale and maintenance of the Contract. In addition, registered representatives may be eligible for non-cash compensation programs offered by Capital Brokerage Corporation or an affiliated company, such as conferences, trips, prizes and awards. The amount of other cash and non-cash compensation paid by Capital Brokerage Corporation or its affiliated companies ranges significantly among the selling firms. Likewise, the amount received by Capital Brokerage Corporation from the selling firms ranges significantly.

The commissions listed above are maximum commissions paid, and therefore such commissions stated above reflect situations where we pay a higher commission for a short period of time for a special promotion.

Commissions paid on the contracts, including other incentives and payments, are not charged directly to you or to your Contract Value, but indirectly through fees and charges imposed under the contracts.

All commissions, special marketing allowances and other payments made or received by Capital Brokerage Corporation to or from selling firms come from or are allocated to the general assets of Capital Brokerage Corporation or one of its affiliated companies. Therefore, regardless of the amount paid or received by Capital Brokerage Corporation or one of its affiliated companies, the amount of expenses you pay under the contract do not vary because of such payments to or from such selling firms.

Even though your contract costs are not determined based on amounts paid to or received from Capital Brokerage Corporation or the selling firm, the prospect of receiving, or the receipt of, additional compensation as described above may create an incentive for selling firms and/or their registered representative to sell you this product versus a product with respect to which a selling firm does not receive additional compensation, or a lower level of additional compensation. You may wish to take such compensation arrangements into account when considering and evaluating any recommendation relating to the contracts.


During 2006, 2005, and 2004, no monies were paid to Capital Brokerage Corporation for the sale of the contracts and any additional purchase payments received. In 2006, 2005 and 2004, no underwriting commissions were paid to Capital Brokerage Corporation.

LEGAL PROCEEDINGS

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

Recently, the insurance industry has become the focus of increased scrutiny by regulatory and law enforcement authorities concerning certain practices within the insurance industry. In this regard, in May 2005, Genworth Financial, Inc. ("Genworth") received a subpoena from the Northeast Regional Office of the SEC, requiring the production of documents related to "certain loss mitigation insurance products," such as finite risk reinsurance. In the subpoena, Genworth is defined as including, among other things, its subsidiaries and affiliates. We cooperated with Genworth in connection with Genworth's response to the SEC's subpoena in June and July 2005 and will cooperate with respect to any follow-up requests or inquiries.

Additionally, in May and June 2005, we received information requests from the State of Delaware Department of Insurance and the State of Connecticut Insurance Department on the same general subject, to which we responded. We will cooperate with respect to any follow-up requests or inquiries. In 2005, GE received a subpoena from the United States Attorney's Office for the Southern District of New York, also on the same general subject. In the subpoena, GE is defined as including, among other things, its subsidiaries and affiliates. We cooperated with GE in connection with GE's response to the subpoena and will cooperate with respect to any follow-up requests or inquiries.

We cannot ensure that the current investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. In addition, it is possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operations.

The Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of the Company against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments , settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of the Company, the board of directors may cause the Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Capital Brokerage Corporation is not in any pending or threatened lawsuits that are reasonably likely to have a material adverse impact on us.

Although it is not anticipated that these developments will have an adverse impact on us, or on the ability of Capital Brokerage Corporation to perform under its principal underwriting agreement, there can be no assurance at this time.


ADDITIONAL INFORMATION

Owner Questions

The obligations to Owners under the contracts are ours. Please direct your questions and concerns to us at our Home Office at the address and telephone number listed on page 1 of this prospectus.

Return Privilege

Within the 20-day free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to our Home Office, Annuity New Business, 6610 W. Broad Street, Richmond, Virginia 23230. If you cancel your contract, it will be void. Unless state law requires that we return your purchase payment, the amount of the refund you receive will equal your purchase payment adjusted for any Market Value Adjustment.

State Regulation

As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. The Commission conducts a full examination of our operations at least every five years.

Records and Reports
At least once each year, we will send you a report showing information about your contract for the period covered by the report. The report will show your purchase payment, Contract

Value, Surrender Value, interest credited, partial withdrawals and charges made during the statement period. In addition, when you make your purchase payment and partial withdrawals, you will receive a written confirmation of these transactions.


Legal Matters

Certain matters regarding the offering of the securities herein will be passed upon by:

  . Heather Harker, internal counsel for the Company (as to Virginia law and United States federal securities law matters); and

  .  Sidley Austin LLP counsel for the Company (as to tax law matters).

Opinions may be issued in the future by counsel other than those listed above. The name of such counsel, other than those listed above will be included in a prospectus supplement.

Experts

The consolidated financial statements and financial statement schedules for Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The reports of KPMG LLP dated March 12, 2007 with respect to the consolidated financial statements and schedules of Genworth Life and Annuity Insurance Company and subsidiaries refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

Where You Can Find More Information

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in compliance with such laws, we file annual, quarterly, and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2006 and the Current Report filed on Form 8-K filed with the SEC on March 12, 2007.

You may also request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning:

                  Genworth Life and Annuity Insurance Company
                            6610 West Broad Street
                           Richmond, Virginia 23230
                                1.800.352.9910

APPENDIX

Market Value
Adjustment
Examples

The formula used to determine the Market Value Adjustment factor is:

((1+i)/(1+j))/n/365/, where

n   =   the number of days to the end of your current
        Guarantee Term
i   =   the Guaranteed Interest Rate in effect for your
        current Guarantee Term
j   =   the currently offered Guaranteed Interest Rate for a
        Guarantee Term with a duration of "n"

Examples of Market Value Adjustment at the end of the third Contract Year based on a single purchase payment of $100,000.00, a Guarantee Term of 10 years and a Guaranteed Interest Rate of 4.00%

Contract Value at the end of the third Contract Year = $100,000.00 x (1.04)/3/
  = $112,486.40
Free Withdrawal Amount = Interest Credited to Contract Value during the prior twelve months = $4,326.40
Surrender Charge = ($112,486.40 - $4,326.40) x .05 = $5,408

Example #1: Full Surrender -- Negative Market Value Adjustment

n          =   2,555 (365 x 7)
i          =   4.00%
j          =   5.00%
MVA factor =   (1.04/1.05)/7/ = .935208147

Amount Payable Upon Surrender = [(Contract Value - Free Withdrawal Amount - Surrender Charge) x MVA factor] + Free Withdrawal Amount
  = [($112,486.40 - $4,326.40 - $5,408) x .935208147] + $4,326.40
  = $103,526.08

Example #2: Full Surrender -- Positive Market Value Adjustment

n          =   2,555 (365 x 7)
i          =   4.00%
j          =   3.00%
MVA factor =   (1.04/1.03)/7/ = 1.069972959

Amount Payable Upon Surrender = [(Contract Value - Free Withdrawal Amount - Surrender Charge) x MVA factor] + Free Withdrawal Amount
  = [($112,486.40 - $4,326.40 - $5,408) x 1.069972959] + $4,326.40
  = $114,268.26

                        PROSPECTUS DELIVERY OBLIGATIONS


   Until May 1, 2008, all registered representatives that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.


   The expenses in connection with the issuance and distribution of the contract, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):



Securities and Exchange Commission
  Registration Fees............... $11,711 (based on a total of $50,000,000 Proposed
                                           Maximum Aggregate Offering)*
Printing and engraving............ $ 6,000
Accounting fees and expenses...... $ 5,000
Legal fees and expenses........... $25,000
Miscellaneous..................... $ 1,500
                                   -------
   Total expenses (approximate)... $49,211
                                   =======

-------------
* Registered previously with Pre-Effective Amendment No. 1 filed on December 13, 2001.

Item 14.  Indemnification of Directors and Officers.

   Sections 13.1-876 and 13.1-881 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Genworth Life and Annuity Insurance Company's Articles of Incorporation provide that Genworth Life and Annuity Insurance Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of Genworth Life and Annuity Insurance Company against any liability incurred by him or her in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of Genworth Life and Annuity Insurance Company, the board of directors may cause Genworth Life and Annuity Insurance Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of Genworth Life and Annuity Insurance Company, or is or was serving at the request of Genworth Life and Annuity Insurance Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                                    *  *  *

Item 15.  Recent Sales of Unregistered Securities.

   Not applicable.

Item 16.  Exhibits and Financial Statement Schedules

   (a) Exhibits


 1.1 Underwriting Agreement. Previously filed on October 27, 2006 with the
     Registration Statement to Form N-4 for Genworth Life & Annuity VA
     Separate Account 3, Registration No. 333-138258.

 1.2 Broker-Dealer Sales Agreement. Previously filed on October 27, 2006 with the Registration Statement to Form N-4 for Genworth Life &
     Annuity VA Separate Account 3, Registration No. 333-138258.

 2   Not applicable.

 3.1 Certificate of Incorporation of The Life Insurance Company of
     Virginia. Previously filed on May 1, 1998 with Post-Effective
     Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4,
     Registration No. 033-76334.

 3.2 Amended and Restated Articles of Incorporation of GE Life and Annuity
     Assurance Company. Previously filed on September 1, 2000 with
     Post-Effective Amendment No. 1 to Form N-4 for GE Life & Annuity
     Separate Account 4, Registration No. 333-31172.

 3.3 Amended and Restated Articles of Incorporation of Genworth Life and
     Annuity Insurance Company. Previously filed on March 17, 2006 with
     Post-Effective Amendment No. 5 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-69620.

 3.4 Amended and Restated By-laws of Genworth Life and Annuity Insurance
     Company. Previously filed on March 17, 2006 with Post-Effective
     Amendment No. 5 to Form S-1 for Genworth Life and Annuity Insurance
     Company, Registration No. 333-69620.

 4   Contract. Previously filed on September 19, 2001 on Form S-1 for GE
     Life and Annuity Assurance Company, Registration No. 333-69620.

 4.1 SEP Endorsements, Form P5090 7/97 and Form 5094 7/98. Previously filed on May 1, 1998 with Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4, Registration No. 033-76334.

 4.2 Individual Retirement Annuity Endorsement, Form 5090 7/97. Previously filed on May 1, 1998 with Post-Effective Amendment No. 9 to Form N-4 for GE life & Annuity Separate Account 4, Registration No. 033-76334.

 4.3 Roth Individual Retirement Annuity Endorsement, Form P5133 11/00.
     Previously filed on September 19, 2001 on Form S-1 for GE Life and
     Annuity Assurance Company, Registration No. 333-69620.

 4.4 Section 403(b) Annuity Endorsement, Form 5145 12/00. Previously filed on September 19, 2001 on Form S-1 for GE Life and Annuity Assurance
     Company, Registration No. 333-69620.

 4.5 Application. Previously filed August 20, 2001 to Form S-1 for GE Life and Annuity Assurance Company, Registration No. 333-67902.

 5   Opinion of Heather C. Harker, counsel for Genworth Life and Annuity
     Insurance Company. Filed herewith.

 6   Not applicable.

 7   Not applicable.

 8   Opinion of Sidley Austin LLP, counsel to Genworth Life and Annuity
     Insurance Company (re: tax matters). Filed herewith.


 9    Not applicable.

 10   Not applicable.

 11   Not applicable.

 12   Not applicable.

 13   Not applicable.

 14   Not applicable.

 15   Not applicable.

 16   Not applicable.

 17   Not applicable.

 18   Not applicable.

 19   Not applicable.

 20   Not applicable.

 21   Subsidiaries of the Registrant. Filed herewith.

 22   Not applicable.

 23.1 Consent of KPMG LLP. Filed herewith.

 23.2 Consent of Heather C. Harker (included in Exhibit 5).

 23.3 Consent of Sidley Austin LLP (included in Exhibit 8).

 24   Power of Attorney. Filed herewith.

 25   Not applicable.

 26   Not applicable.

 27   Not applicable.

 99.1 Resolution of Board of Directors of GE Life and Annuity Assurance
      Company authorizing the establishment of GE Life & Annuity Variable
      Account 6. Previously filed on August 20, 2001 to Form S-1 for GE
      Life and Annuity Assurance Company, Registration No. 333-67902.

 99.2 Resolution of Board of Directors of GE Life and Annuity Assurance
      Company authorizing the name change of GE Life & Annuity Variable
      Account 6 to Genworth Life & Annuity MVA Separate Account. Previously filed on March 17, 2006 with Post-Effective Amendment No. 6 to Form
      S-1 for Genworth Life and Annuity Insurance Company, Registration No.
      333-69786.

Item 17.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thererof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

   (i) If the registrant is subject to Rule 430C ((S)230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ((S)230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

   (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   (iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

   (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

   (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the County of Henrico in the Commonwealth of Virginia, on the 21st day of March, 2007.


                                    GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                                     (Registrant)

                                    By:         /s/  GEOFFREY S. STIFF
                                        -----------------------------------
                                                   Geoffrey S. Stiff
                                                 Senior Vice President


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



           Name                             Title                       Date
           ----                             -----                       ----

  /s/  *PAMELA S. SCHUTZ    Chairperson of the Board, President    March 21, 2007
---------------------------   and Chief Executive Officer
     Pamela S. Schutz

/s/  *WILLIAM C. GOINGS, II Director and Senior Vice President     March 21, 2007
---------------------------
   William C. Goings, II

    /s/  *PAUL A. HALEY     Director, Senior Vice President and    March 21, 2007
---------------------------   Chief Actuary
       Paul A. Haley

 /S/  *SCOTT R. LINDQUIST   Director and Vice President            March 21, 2007
---------------------------
    Scott R. Lindquist

   /S/  *VICTOR C. MOSES    Director and Vice President            March 21, 2007
---------------------------
      Victor C. Moses

    /s/  *LEON E. RODAY     Director and Senior Vice President     March 21, 2007
---------------------------
       Leon E. Roday

  /s/  GEOFFREY S. STIFF    Director and Senior Vice President     March 21, 2007
---------------------------
     Geoffrey S. Stiff

  /s/  *DENNIS R. VIGNEAU   Senior Vice President and Chief        March 21, 2007
---------------------------   Financial Officer
     Dennis R. Vigneau

  /s/  *JOHN A. ZELINSKE    Vice President and Controller          March 21, 2007
---------------------------
     John A. Zelinske



*By: /S/  GEOFFREY S. STIFF , pursuant to Power of                    March 21, 2007
     ---------------------- Attorney executed on March 19, 2007
       Geoffrey S. Stiff